Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended March 31, 2012, Declares Second Quarter 2012 Dividend of $0.34 Per Share and Declares a Special Dividend of $0.23 Per Share

Strength of Investment Strategy Underscored by Continued Strong Credit Performance

NEW YORK--(BUSINESS WIRE)--May 8, 2012--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended March 31, 2012 and reported first quarter Adjusted Net Investment Income of New Mountain Finance Holdings, L.L.C. (the “Operating Company”) of $0.32 per share. At March 31, 2012, net asset value (“NAV”) per share was $14.05 and $13.82 on a pro forma basis for the $0.23 per share special dividend declared. The Company also announced that its board of directors declared a second quarter 2012 dividend of $0.34 per share, which will be payable on June 29, 2012 to holders of record as of June 15, 2012. The dividend declared is in-line with the Operating Company’s second quarter 2012 estimated Adjusted Net Investment Income range.

Additionally, during the second quarter, the Operating Company amended its two credit facilities to extend the maturities by one year and to reduce the applicable interest rate spreads on both facilities by 0.25%.

The Company also announced that its board of directors declared a special dividend of $0.23 per share, which will be payable on May 31, 2012 to holders of record as of May 21, 2012. This dividend reflects the realized gains associated with the Company’s exit of two affiliated portfolio companies, Lawson Software, Inc. and Infor Lux Bond Company.

Except where noted otherwise, all financial information shown is that of the Operating Company. Also, please note that share and unit are used interchangeably.

Selected Financial Highlights
(in thousands, except per share/unit data)

	March 31, 2012

Investment Portfolio	$758,218
Total Assets	$788,617
NAV	$434,274

NAV per Share/Unit	$14.05

Investment Portfolio Composition:	March 31, 2012	Percent of Total
First Lien	$426,983	56.3%
Second Lien	$275,333	36.3%
Subordinated	$53,052	7.0%
Equity and Other	$2,850	0.4%
Total	$758,218
			Adjusted
	Three months ended		Three months ended
	March 31, 2012	Adjustments *	March 31, 2012

Investment Income	$19,022	$(1,023)	$17,999
Net Investment Income (1)	$10,824	$(1,023)	$9,801
Net Realized and Unrealized Gain (Loss)	$13,754	$1,023	$14,777
Capital Gains Incentive Fee (2)	$(911)	$-	$(911)
Net Increase in Capital resulting from Operations	$23,667		$23,667

Net Investment Income per Share/Unit			$0.32

*Adjusted for unrecognized gains built into the portfolio held as of the date of our initial public offering (May 19, 2011).
(1) Excludes hypothetical capital gains incentive fees of $911 thousand accrued for the three months ended March 31, 2012.
(2) As of March 31, 2012, no actual capital gains incentive fee would be owed under the investment advisory and management agreement, as amended and restated, as cumulative adjusted net realized gains did not exceed cumulative adjusted unrealized depreciation.

The strength of the Operating Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C., a leading private equity firm – is underscored by continued strong credit performance, including the fact that the Operating Company has had only one non-performing loan representing less than 0.4% of the cost of all investments made since its inception in October 2008.

“Our integrated staffing model and focus on defensive growth businesses continues to support our overall superior credit performance,” commented Steven B. Klinsky, NMFC Chairman.

Robert Hamwee, CEO, added, “We are pleased with this quarter’s results, as we grew our regular dividend and book value, had a meaningful gain on sale allowing us to pay a special dividend, continued to grow the portfolio, and lowered our long-term borrowing costs.”

Portfolio and Investment Activity

We are a holding company with no direct operations of our own, and our sole asset is our ownership in the Operating Company. We apply an investment company master-feeder structure whereby the financial results of the Operating Company are allocated to us based on our pro-rata ownership interest in the Operating Company.

The Operating Company is externally managed by its investment adviser, New Mountain Finance Advisers BDC, L.L.C. Both New Mountain Finance Corporation and the Operating Company have elected to be treated as business development companies under the Investment Company Act of 1940, as amended.

As of March 31, 2012, the Operating Company’s net asset value was approximately $434.3 million and its portfolio had a fair value of approximately $758.2 million in 57 portfolio companies, with a weighted average Unadjusted and Adjusted Yield to Maturity(1) of approximately 10.6% and 12.8%, respectively. For the three months ended March 31, 2012, the Operating Company made approximately $106.7 million of originations and commitments. The $106.7 million includes approximately $83.6 million of investments in seven new portfolio companies and approximately $23.1 million of additional investments in four portfolio companies held as of December 31, 2011. For the three months ended March 31, 2012, the Operating Company had approximately $48.8 million of sales in nine portfolio companies and repayments of approximately $22.9 million.

(1) “Adjusted Yield to Maturity’’ assumes that the investments in the Operating Company’s portfolio are purchased at fair value on March 31, 2012, held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage, except for the non-recourse debt of New Mountain Finance SPV Funding, L.L.C (“NMF SLF”). NMF SLF is treated as a fully levered asset of the Operating Company, with NMF SLF’s net asset value being included for yield calculation purposes. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the portfolio or other factors. References to “Unadjusted Yield to Maturity” have the same assumptions as Adjusted Yield to Maturity except that NMF SLF is not treated as a fully levered asset of the Operating Company, but rather the assets themselves are consolidated into the Operating Company.

Consolidated Results of Operations

The Operating Company’s total adjusted investment income for the three months ended March 31, 2012 was approximately $18.0 million. For the three months ended March 31, 2012, total adjusted investment income consisted of approximately $16.4 million in cash interest income from investments, approximately $0.5 million in payment-in-kind interest income from investments, net amortization of purchase premiums/discounts and origination fees of approximately $0.5 million, prepayment penalties of approximately $0.2 million and approximately $0.4 million in other income.

The Operating Company’s total net expenses for the three months ended March 31, 2012 were approximately $8.2 million, excluding $0.9 million of accrued hypothetical capital gains incentive fees. The hypothetical capital gains incentive fee is based upon the net adjusted realized capital gains and losses and the net adjusted unrealized capital appreciation and depreciation on a cumulative basis from inception through the end of the current period. Actual amounts paid to the Investment Adviser are consistent with the investment advisory and management agreement, as amended and restated, and are based only on actual net adjusted realized capital gains and losses computed net of adjusted unrealized capital depreciation on a cumulative basis from inception through the end of each calendar year. As of March 31, 2012, no actual capital gains incentive fee would be owed under the investment advisory and management agreement, as amended and restated, as cumulative adjusted net realized capital gains did not exceed cumulative adjusted unrealized depreciation.

Total net expenses consisted of approximately $2.5 million of costs associated with the Operating Company’s credit facilities and approximately $5.0 million in management and incentive fees, excluding the $0.9 million of capital gains incentive fees. The Operating Company has capped its direct and indirect expenses for the first year of operations at $3.0 million, resulting in professional fees, administrative expense, and other general and administrative expenses totaling approximately $0.75 million for the quarter ended March 31, 2012.

During the three months ended March 31, 2012, the Operating Company recorded approximately $0.3 million in adjusted net realized gains. During the three months ended March 31, 2012, the Operating Company also recorded approximately $14.5 million in adjusted net change in unrealized appreciation (depreciation) of investments.

Liquidity and Capital Resources

As of March 31, 2012, the Operating Company had cash and cash equivalents of approximately $13.6 million, approximately $7.3 million of net unsettled securities payable and total debt outstanding of approximately $326.9 million (approximately $151.9 million of the $160.0 million of total availability of the Operating Company’s credit facility and $175.0 million of the $175.0 million of total availability of the NMF SLF’s credit facility).

On May 19, 2011, we priced our initial public offering of 7,272,727 shares of common stock at a public offering price of $13.75 per share. Concurrently with the closing of the initial public offering and at the public offering price of $13.75 per share, we sold an additional 2,172,000 shares of our common stock to certain executives and employees of, and other individuals affiliated with, New Mountain Capital (defined as New Mountain Capital Group, L.L.C. and its affiliates) in a separate private placement. The total gross proceeds raised in the offering were approximately $129.9 million.

Portfolio and Asset Quality

The Operating Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Operating Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing as expected. Any investment with consistently declining performances would be downgraded from the “2” rating to a “3” or a “4” rating, based on the material deterioration of the investment. An investment rating of a “4” would be moved to non-accrual status, and the final development would be an actual crystallization of a loss through a restructuring or impaired sale. Since the inception of our credit business in October 2008, one investment has been assigned a rating of “4” and has been placed on non-accrual status. This investment has a cost basis of approximately $4.3 million and a fair value of approximately $0.4 million as of March 31, 2012.

Recent Developments

The Operating Company had approximately $53.2 million of originations and commitments in the first 38 days of the first quarter of 2012. This was offset by approximately $17.9 million of sales and $17.2 million of repayments during the same period.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Wednesday, May 9, 2012, to discuss its first quarter 2012 financial results. All interested parties may participate in the conference call by dialing 1 (877) 317-6789 approximately 15 minutes prior to the call. International callers should dial 1 (412) 317-6789. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

Financial Statements and Tables of the Operating Company

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Assets, Liabilities and
Members' Capital

	March 31, 2012	December 31, 2011

Assets

Investments, at fair value (cost $741,822,346 and $699,864,784 respectively)	$758,217,537	$703,513,560

Cash and cash equivalents	13,556,115	15,318,811

Interest receivable	7,865,219	7,307,092

Receivable from unsettled securities sold	4,924,209	-

Deferred credit facility costs (net of accumulated amortization of $1,098,836 and $855,955, respectively)	3,477,827	3,713,739

Receivable from affiliate	246,009	369,017

Other assets	329,682	356,486

Total assets	$788,616,598	$730,578,705

Liabilities

SLF Credit Facility	175,000,000	165,928,000

Holdings Credit Facility	151,922,888	129,037,813

Payable for unsettled securities purchased	12,180,000	7,604,931

Dividends payable	6,471,020	-

Incentive fee payable	3,361,463	2,317,328

Management fee payable	2,514,296	2,200,354

Interest payable	2,099,549	1,747,095

Other liabilities	793,144	1,241,366

Total liabilities	354,342,360	310,076,887

Members' Capital	434,274,238	420,501,818

Total liabilities and members' capital	$788,616,598	$730,578,705

Outstanding common membership units	30,919,629	30,919,629
Capital per unit	14.05	13.60

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Operations

	Three months ended
	March 31, 2012	March 31, 2011

Investment income

Interest income	$18,601,183	$11,168,047

Other income	420,818	43,673

Total investment income	19,022,001	11,211,720

Expenses

Incentive fee	3,361,463	-

Management fee	2,514,296	34,000

Interest and other credit facility expenses	2,483,289	1,546,753

Administrative expenses (net of reimbursable expenses of $303,795 and $0, respectively)	251,869	140,808

Professional fees (net of reimbursable expenses of $246,009 and $0, respectively)	201,838	53,156

Other general and administrative expenses	296,293	7,856

Total expenses	9,109,048	1,782,573

Net investment income	9,912,953	9,429,147

Realized gains on investments	1,007,333	5,892,330

Net change in unrealized appreciation (depreciation) of investments	12,746,415	1,097,337

Net increase in capital resulting from operations	$23,666,701	$16,418,814

			Adjusted
	Three months ended		Three months ended
	March 31, 2012	Adjustments	March 31, 2012

Investment income

Interest income	$18,601,183	$(1,022,995)	$17,578,188
Other income	420,818		420,818
Total investment income	19,022,001	(1,022,995)	17,999,006

Total expenses pre-incentive fee	5,747,585		5,747,585

Pre-Incentive Fee Net Investment Income	13,274,416	(1,022,995)	12,251,421

Incentive fee	2,450,285		2,450,285

Post-Incentive Fee Net Investment Income	10,824,131	(1,022,995)	9,801,136

Realized gain (loss) on investments	1,007,333	(712,724)	294,609
Net change in unrealized appreciation (depreciation) of investments	12,746,415	1,735,719	14,482,134
Capital gains incentive fee (1)	(911,178)		(911,178)

Net increase in capital resulting from operations	$23,666,701		$23,666,701

(1) As of March 31, 2012, no actual capital gains incentive fee would be owed under the investment advisory and management agreement, as amended and restated, as cumulative adjusted net realized gains did not exceed cumulative adjusted unrealized depreciation.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company used all of the proceeds from its initial public offering as well as the proceeds from its concurrent private placement to acquire common membership units from New Mountain Finance Holdings, L.L.C. The investment objective of New Mountain Finance Holdings, L.L.C. is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, investments may include small equity interests. New Mountain Finance Holdings, L.L.C.'s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.LC.

New Mountain Capital, L.L.C. is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with approximately $9.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements,” which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Adam Weinstein, (212) 220-4247
Chief Financial Officer and Treasurer